Exhibit 10.15

Deed of Option and Assignment

Peter MacCallum Cancer Institute

ABN 42 100 504 883

and

Angioblast Systems, Inc.

Middletons

Melbourne office

Ref: JGUT:PTH:10005333

Deed of Option and Assignment and Termination

Date 10 August 2010

By

1. Peter MacCallum Cancer Institute ABN 42 100 504 883, a public hospital created by Order pursuant to section 181 of the Health Services Act 1988 (Vic.) (trading as Peter MacCallum Cancer Centre) of St Andrew’s Place, East Melbourne, Victoria 3002 (PM)

2. Angioblast Systems, Inc., a Delaware corporation, with its principal office located at 275 Madison Avenue, 4th Floor, New York, NY, 10016 (Angioblast)

Background

A. Medvet and PM are parties to the Agreement.

B. The Agreement provides that Medvet and PM jointly own certain Intellectual Property Rights.

C. PM has agreed to grant Angioblast an option to the assignment of PM’s interest in those Intellectual Property Rights on the terms set out in this Deed.

AGREED TERMS

1. Option.

1.1 Grant of Option. In consideration of the Option Fee, PM grants to Angioblast an option to have assigned to it, subject to clause 1.4, in accordance with this Deed:

(a) any and all current and future legal and beneficial rights, title and interest in the Assigned IP;

(b) all rights and immunities relating to, or arising from, the Assigned IP, including all present and past rights to sue for infringement of the Intellectual Property Rights in the Assigned IP; and

(c) to the extent that PM owns or otherwise holds or controls any rights in the Materials:

(i) all Intellectual Property Rights subsisting in the Materials, including all Intellectual Property Rights subsisting in the composition of matter of the Materials; and

(ii) all rights and immunities relating to, or arising from, any of the Intellectual Property Rights subsisting in the Materials, including all present and past rights to sue for infringement of the Intellectual Property Rights in the Materials, for the Consideration, provided that such option is exercised in accordance with the terms of this Deed (the “Option”).

1.2 Option Fee.

(a) PM acknowledges receipt of the Option Fee.

(b) The Option Fee is not refundable. If Angioblast does not exercise the Option the Option Fee is forfeited to PM.

(c) If the Option is exercised, the Option Fee will be applied as part of the Consideration for the assignment as specified in clause 1.1.

1.3 Term of the Option. The option shall remain in force and effect during the Option Period. The Option shall lapse at the end of the Option Period.

1.4 Australian and Japanese Patent Rights.

(a) If Medvet’s consent to the assignment referred to in clause 2.2 is required by law in:

(i) Australia in relation to the Australian Patent Rights; and / or

(ii) Japan in relation to the Japanese Patent Rights,

then the assignment of these Patent Rights under clause 2.2 will be conditional on the consent of Medvet in the jurisdictions where consent is required, and shall occur automatically upon such consent being obtained.

(b) It is the responsibility of Angioblast to obtain the consent outlined in clause 1.4(a).

(c) Nothing in this clause 1.4 affects the Option granted under clause 1.1, or the automatic assignment upon exercise of the Option under clause 2.2 other than in relation to the Australian and Japanese Patent Rights to the extent the consent of Medvet is required.

2. Exercising the Option.

2.1 How to exercise the Option. To exercise the Option, Angioblast must, during the Option Period, deliver to PM an unendorsed bank cheque payable to PM for the amount of the Consideration.

2.2 Automatic Assignment. On exercising the Option, there shall be an automatic assignment (which shall come into effect without the parties needing to take any action beyond Angioblast making a delivery in accordance with clause 2.3) to Angioblast of all the rights that are the subject of the Option as described in clause 1. For the avoidance of doubt, PM hereby assigns to Angioblast all such rights, which assignment shall be effective upon the exercise of the Option in accordance with clause 2.1.

2.3 Delivery of the Assigned IP. Within 5 Business Days of Angioblast making a delivery in accordance with clause 2.1, PM must, except where contrary to the Agreement to do so, deliver to Angioblast:

(a) all tangible embodiments of the Assigned IP;

(b) all documents evidencing ownership of the Assigned IP (including all copies retained for the purposes of legal proceedings) and/or the Materials and/or the use thereof that is in its possession;

(c) all the Materials in its possession or control; and

(d) all antibodies or portion thereof produced or expressed by any of the Materials.

3. Extending the Option Period. Angioblast may extend the Option Period by the Extension Period if, before the Option Period ends, Angioblast delivers to PM an unendorsed bank cheque payable to PM for the Extension Fee.

4. Confirmation. PM confirms that it only has such right, title or interest in the Materials and the Intellectual Property Rights therein, to the extent granted by the Agreement and the Patent Rights and confirms that to the extent that it does have such right, title or interest in the Materials and the Intellectual Property Rights therein, PM has granted Angioblast an option to an assignment of these under clause 1.1(c).

5. Obligations during the Option Period and any Extension Period. During the Option Period and any Extension Period, PM agrees to:

(a) provide to Angioblast all patent notices, correspondence and documentation regarding the Assigned IP and the Materials that it receives and distributes;

(b) consult with Angioblast before making any amendments to claims of the Patent Rights and have regard to Angioblast’s comments and suggestions in instructing PM’s appointed patent attorneys during the Option Period and any Extension Period; and

(c) consult with Angioblast with respect to any litigation for infringement of or defence of the Assigned IP and subject to the agreement of Medvet take all reasonable action in protecting the interests of Angioblast and PM.

6. Further acts.

(a) Upon the Option being exercised in accordance with clause 2, PM appoints from that date Angioblast as its attorney to do all acts and execute all documents on behalf of PM to the extent necessary to vest the rights in Angioblast as contemplated by this Deed.

(b) Upon the Option being exercised in accordance with clause 2, PM agrees to execute all such further documents and do all such further acts necessary to effect the assignment of the Intellectual Property Rights in the Assigned IP and the Materials to Angioblast.

(c) Angioblast shall reimburse PM for all out of pocket expenses incurred by PM in complying with clause 6(b).

7. Warranties. PM warrants and it is a condition of this Deed that:

(a) it has good legal and beneficial title to the Assigned IP;

(b) it has the right to grant the Option under clause 1;

(c) other than in relation to the Australian and Japanese Patent Rights to the extent the consent of Medvet is required by Australian and Japanese law respectively, it has the right to assign the rights that are the subject of the Option under clause 2.2 and no other person’s consent is required in respect of the assignment of the Assigned IP or of the rights assigned under clause 2.2;

(d) to the best of its actual knowledge at the date of this Deed, Angioblast’s use of the Assigned IP or of the rights that may be assigned under clause 2.2 will not infringe any third party’s rights (including Intellectual Property Rights);

(e) prior to the date of this Agreement, PM has given Angioblast a true, complete and, where applicable, duly executed copy of the;

(i) 2007 Deed of Assignment; and

(ii) Settlement Deed between PM and the Australian Stem Cell Centre Limited ACN 101 957 251 (“ASCC”).

and PM warrants that these documents are unamended and still in force.

8. No further claims. PM acknowledges that upon exercise of the Option under clause 2 and subject to the payment of the Consideration and the assignment of the Assigned IP and the Intellectual Property Rights in the Materials, PM has no further rights (including Intellectual Property Rights or otherwise) to ownership of the Assigned IP or to the Intellectual Property Rights in the Materials and will make no further claim of whatsoever nature for monetary compensation or otherwise against Angioblast in relation to the Assigned IP or the Materials or the past or future use of the Assigned IP or of the Intellectual Property Rights in the Materials by Angioblast.

9. GST.

9.1 Definitions. In this clause 9:

(a) the expressions Consideration, GST, Input Tax Credit, Recipient, Supply, Tax Invoice and Taxable Supply have the meanings given to those expressions in the A New Tax System (Goods and Services Tax) Act 1999 (GST Act); and

(b) Supplier means any party treated by the GST Act as making a Supply under this Deed.

9.2 Consideration is GST exclusive. Unless otherwise expressly stated, all prices or other sums payable or Consideration to be provided under or in accordance with this Deed are exclusive of GST.

9.3 Payment of GST.

(a) If GST is imposed on any Supply made under or in accordance with this Deed, the Recipient of the Taxable Supply must pay to the Supplier an additional amount equal to the GST payable on or for the Taxable Supply, subject to the Recipient receiving a valid Tax Invoice in respect of the Supply at or before the time of payment.

(b) Payment of the additional amount must be made at the same time and in the same way as payment for the Taxable Supply is required to be made in accordance with this Deed.

9.4 Reimbursement of expenses. If this Deed requires a party (the First Party) to pay for, reimburse, set off or contribute to any expense, loss or outgoing (Reimbursable Expense) suffered or incurred by the other party (the Other Party), the amount required to be paid, reimbursed, set off or contributed by the First Party will be the sum of:

(a) the amount of the Reimbursable Expense net of Input Tax Credits (if any) to which the Other Party is entitled in respect of the Reimbursable Expense (Net Amount); and

(b) if the Other Party’s recovery from the First Party is a Taxable Supply, any GST payable in respect of that Supply,

such that after the Other Party meets the GST liability, it retains the Net Amount.

10. Termination of Agreement.

(a) PM confirms that it and its Scientists (as defined in the Agreement) no longer require the licence to the Background Intellectual Property (as defined in the Agreement) granted to PM under the Agreement.

(b) PM warrants that it jointly owns the Assigned IP as tenants-in-common with Medvet and the Assigned IP is the only Future Intellectual Property arising out of the Agreement.

(c) In the event that Medvet consents to the termination of the Agreement, PM agrees to terminate the Agreement within fourteen days of a request to do so by Angioblast.

(d) Notwithstanding any statement to the contrary in the Agreement, PM agrees that where the Agreement is terminated, the last sentence of clause 19.1.2 of the Agreement will be of no force and effect from the date of termination in relation to the Assigned IP and the Materials.

(e) This Clause 10(c) will survive termination of this Deed.

(f) Upon Medvet consenting to the termination of the Agreement, PM:

(i) appoints Angioblast as its attorney to do all acts and execute all documents on behalf of PM to the extent necessary to give effect to the termination;

(ii) agrees to execute all such further documents and do all such further acts necessary to effect the termination of the Agreement; and

(iii) automatically assigns to Angioblast all necessary documentation to give effect to the termination to Angioblast.

11. General.

11.1 Nature of obligations.

(a) Any provision in this Deed which binds more than one person binds all of those persons severally not jointly.

(b) Each obligation imposed on a party by this Deed in favour of another is a separate obligation.

11.2 No adverse construction. This Deed is not to be construed to the disadvantage of a party because that party was responsible for its preparation.

11.3 Further assurances. A party, at its own expense and within a reasonable time of being requested by another party to do so, must do all things and execute all documents that are reasonably necessary to give full effect to this Deed.

11.4 Severability. If any provision of this Deed offends any law applicable to it and is as a consequence illegal, invalid or unenforceable then:

(a) where the offending provision can be read down so as to give it a valid and enforceable operation of a partial nature, it must be read down to the minimum extent necessary to achieve that result; and

(b) in any other case the offending provision must be severed from this Deed, in which event the remaining provisions of the Deed operate as if the severed provision had not been included.

Notwithstanding anything to the contrary in this Agreement, the parties acknowledge and agree that the rights conferred on, and assignments in favour of, Angioblast under this Agreement exclude any such rights and assignments that are unlawful, which unlawfulness shall be considered in respect of each member patent and member patent application of the Patent Rights separately.

11.5 Confidentiality.

(a) Obligations of confidentiality

Each party (Receiving Party) receiving, possessing or otherwise acquiring Confidential Information of any other party (Disclosing Party) acknowledges that the Disclosing Party’s Confidential Information is the property of and confidential to or a trade secret of the Disclosing Party. Subject to clause 11.5(b), the Receiving Party must:

(i) keep the Disclosing Party’s Confidential Information confidential and not directly or indirectly disclose, divulge or communicate that Confidential Information to, or otherwise place that Confidential Information at the disposal of, any other person without the prior written approval of the Disclosing Party;

(ii) take all reasonable steps to secure and keep secure all Disclosing Party’s Confidential information coming into its possession or control; and

(iii) not memorise, use, modify, reverse engineer or make copies, notes or records of the Disclosing Party’s Confidential Information for any purpose other than in connection with the performance by the Receiving Party of its obligations under this Agreement.

(b) Exceptions

(i) The obligations of confidentiality (other than as provided under clause 11.5(b)(ii)) under clause 11.5(a) do not apply to any information that:

(A) is generally available to the public (other than by reason of a breach of this Agreement); or

(B) is required to be disclosed by any applicable law.

(ii) The terms of this Deed are confidential to the parties and must not be disclosed directly or indirectly, in whole or in part, by any party unless the disclosure is:

(A) to enforce this Deed;

(B) required by law including any required announcement to a stock exchange;

(C) made to a party’s insurers, legal advisers or auditors, in each case on a confidential basis; or

(D) in the case of Angioblast, in dealings with Medvet and the Central North Adelaide Health Service ABN 18 348 214 208, an incorporated hospital under the Health Care Act 2008 (SA).

11.6 Successors and assigns. This Deed binds and benefits the parties and their respective successors and permitted assigns.

11.7 No assignment. PM shall not assign or otherwise transfer the benefit of this Deed without the prior written consent of Angioblast.

11.8 No variation. This Deed cannot be amended or varied except in writing signed by the parties.

11.9 Costs. Each party must pay its own legal costs of and incidental to the preparation and completion of this Deed.

11.10 Governing law and jurisdiction

(a) This Deed is governed by and must be construed in accordance with the laws in force in Victoria.

(b) The parties submit to the exclusive jurisdiction of the courts of that State and the Commonwealth of Australia in respect of all matters arising out of or relating to this Deed, its performance or subject matter.

11.11 Counterparts. If this Deed consists of a number of signed counterparts, each is an original and all of the counterparts together constitute the same document.

Schedule 1 - Dictionary

In this Deed,

2007 Deed of Assignment means the Deed of Assignment between Medvet and PM dated 11 September 2007;

Agreement means the Licence Agreement between Medvet and PM dated on or about 1 October 1999;

Assigned IP means all of PM’s right, title and interest, including all Intellectual Property Rights in the Invention and Patent Rights;

Business Day means a day which is not a Saturday, Sunday, public holiday or bank holiday in Melbourne;

Confidential Information means all information belonging or relating to a party to this Agreement, whether oral, graphic, electronic, written or in any other form, that is not generally available to the public at the time of disclosure other than by reason of a breach of this Agreement or that is in fact, or should reasonably be regarded as, confidential to the party to whom it belongs or relates, including this Deed and the existence of this Deed;

Consideration means AUD$150,000 less:

(a) the Option Fee, being a total of $138,000; or

(b) in circumstances where the option is extended by the Extension Period in consideration for the Extension Fee in accordance with clause 3, less the Option Fee and the Extension Fee, being a total of $132,000;

Deed means this deed and any Schedule together with any annexures;

Future Intellectual Property has the meaning ascribed to it in the Agreement;

Extension Fee means the amount of AUD$6,000;

Extension Period means the period of 6 months;

GST has the meaning given to that expression in the A New Tax System (Goods and Services Tax) Act 1999 (Cth);

Intellectual Property Rights means all intellectual property rights conferred by statute, at common law or in equity and wherever existing, including:

(c) patents, designs, copyright, rights in circuit layouts, plant breeder’s rights, trade marks, know how, brand names, domain names, inventions, product names, trade secrets and any other rights subsisting in the results of intellectual effort in any field, whether or not registered or capable of registration;

(d) any application or right to apply for registration of any of these rights;

(e) any registration of any of those rights or any registration of any application referred to in paragraph (d); and

(f) all renewals and extensions of these rights;

Invention means a novel means of identifying specific populations of cell types with the use of an antibody known as BB9, for the identification and isolation of stem cells;

Materials means hybridomas that express the BB9 antibody and all cells and cell lines that have been engineered to express the BB9 antibody or any portion thereof and all parent, sister and sub-clone hybridoma cell lines and any cell or cell line into which the DNA from a hybridoma expressing the BB9 antibody or any portion thereof has been transfected (whether stably or otherwise) or otherwise transferred and all byproducts and derivatives of the foregoing biological materials;

Medvet means Medvet Science Pty Ltd ACN 008 089 746;

Option has the meaning specified in clause 1.1;

Option Fee means the amount of $12,000 and includes the Extension Fee if Angioblast extends the Option Period under clause 3;

Option Period means the period of time commencing on the date of this Deed and expiring 12 months thereafter, unless extended under clause 3, in which case the period shall expire in accordance with clause 3;

Patent Application means a patent application as defined in the Patents Act 1990 and any national, regional or international application for a patent (whether under the Patent Co-operation Treaty or not). It includes a continuation, continuation in part, division, re-issue or substitution of a patent application or application for a substantially similar form of protection for an invention granted by another country where the essence is that the holder of the protection gains an exclusive right to make, use and sell a product or process which is the subject of that invention;

Patent means a patent as defined in the Patents Act 1990 and any national or regional patent (whether under the Patent Co-operation Treaty or not). It includes a re-issue, renewal or extension of a patent (whether in whole or in part) and a patent of addition or a substantially similar form of protection for an invention granted by another country where the essence is that the holder of the protection gains an exclusive right to make, use and sell a product or process which is the subject of that invention;

Patent Rights means the Patents and Patent Applications identified in Schedule 2; and

Schedule means a schedule to this Deed.

Schedule 2

List of Patent Rights

Granted Patents:

Australia(No: AU2002355970)

USA(No: 10/486845) Notice of Allowance granted by USPTO on 30 November 2009

Patent Applications:

Israel (No:160394)

Europe(No: 02750673.2)

Japan(No: 2003521372)

Canada(No: 2457632)

_the Australian Provisional Patent PR7036 filed on 15 August 2001; and

International Patent Application PCT/AU2002/001101 (No: WO/2003/016916) filed on 15 August 2002 entitled “Identification and Isolation of Somatic Stem Cells and uses thereof” and any letters patent subsequently granted in respect of such Application and any further corresponding patent application filed by PM or PM and other joint owner, Medvet in any country of the world.

EXECUTED and delivered as a deed in Melbourne

Signed Sealed and Delivered by the authorised representative of Peter MacCallum Cancer Institute ABN 42 100 504 883 trading as Peter MacCallum Cancer Centre in the presence of:	) ) ) ) )
/s/ Les Manson		/s/ Craig Bennett
Signature of witness		Signature of authorised representative By executing this agreement the representative states that they have received no notice that their authority to do so has been revoked.
Les Manson		C. A Bennett
Name of witness (please print)		Name of authorised representative (please print)

Signed Sealed and Delivered for and on behalf of Angioblast Systems Inc. in accordance with its Constitution by its duly authorised representative in the presence of:	) ) ) )	CEO, Peter Mac 23 July, 2010
/s/ Kate O’Callahan		/s/ Silviu Itescu
Signature of witness		Signature of authorised representative By executing this agreement the representative states that they have received no notice that their authority to do so has been revoked.
Kate O’Callahan		Silviu Itescu
Signature of witness (please print)		Name of authorised representative (please print) Executive Director 10 August 2010